Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC
ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Change in Certifying Accountants” in the Registered Statement (Form SB-2 Post-Effective Amendment No. 2, file no. 333-129408).

/s/ Aidman, Piser & Company, P.A.

AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida,
August 31, 2007